
                                                                EXHIBIT 11.1

                  PREMIERE TECHNOLOGIES, INC. AND SUBSIDIARIES
            STATEMENT RE COMPUTATION OF NET INCOME (LOSS) PER SHARE
       FOR THE THREE AND SIX MONTH PERIODS ENDED JUNE 30, 1998 AND 1997
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
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
                                               FOR THE THREE MONTH PERIOD ENDED JUNE 30,
                                    ---------------------------------------------------------------
                                                 1998                            1997
                                    -------------------------------   -----------------------------
                                                            NET                              NET
                                      NET      WEIGHTED    INCOME     NET      WEIGHTED    INCOME
                                     INCOME    AVERAGE     (LOSS)    INCOME    AVERAGE     (LOSS)
                                     (LOSS)     SHARES    PER SHARE  (LOSS)     SHARES    PER SHARE
                                    --------   --------   --------- --------   --------   ---------
 Basic net income (loss)..........  $ (4,878)   46,243     $ (0.11) $(27,285)   42,475     $(0.64)
                                    ========    ======     =======  ========   =======     ======
 Dilutive Securities
  Stock options...................       --        --          --        --        --         --
  Convertible subordinated notes..       --        --          --        --        --         --
                                    --------    ------     -------  --------   -------     ------
 Diluted net income (loss)........  $ (4,878)   46,243     $ (0.11) $(27,285)   42,475     $(0.64)
                                    ========    ======     =======  ========   =======     ======

                                                FOR THE SIX MONTH PERIOD ENDED JUNE 30,
                                    ---------------------------------------------------------------
                                                 1998                            1997
                                    -------------------------------   -----------------------------
                                                            NET                              NET
                                      NET      WEIGHTED    INCOME     NET      WEIGHTED    INCOME
                                     INCOME    AVERAGE     (LOSS)    INCOME    AVERAGE     (LOSS)
                                     (LOSS)     SHARES    PER SHARE  (LOSS)     SHARES    PER SHARE
                                    --------   --------   --------- --------   --------   ---------
 Basic net income (loss)..........  $(14,966)   45,614     $ (0.33) $(17,018)   42,399     $(0.40)
                                    ========    ======     =======  ========   =======     ======
 Dilutive Securities
  Stock options...................       --        --          --        --        --         --
  Convertible subordinated notes..       --        --          --        --        --         --
                                    --------    ------     -------  --------   -------     ------
 Diluted net income (loss)........  $(14,966)   45,614     $ (0.33) $(17,018)   42,399     $(0.40)
                                    ========    ======     =======  ========   =======     ======